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                                                                   EXHIBIT 10.37

                       1997-1999 PERFORMANCE SHARE PROGRAM
                         DEFERRED STOCK AWARD AGREEMENT


                  This AGREEMENT made as of _____, 199_, by and between AMR Corporation, a Delaware corporation (the "Corporation"), and (the "Employee"), employee number .

                  WHEREAS, the stockholders of the Corporation approved the 1988 Long Term Incentive Plan (the "1988 Plan") at the Corporation's annual meeting held on May 18, 1988; and

                  WHEREAS, pursuant to the Performance Share Program (the "Program") adopted by the Board of Directors of the Corporation (the "Board"), the Board has determined to make a Program grant to the Employee of Deferred Stock (subject to the terms of the l988 Plan and this Agreement), as an inducement for the Employee to remain an employee of the Corporation (or a Subsidiary or Affiliate thereof), and to retain and motivate such Employee during such employment.

                  NOW, THEREFORE, the Corporation and the Employee hereby agree as follows:

                  l. Grant of Award. The Employee is hereby granted as of ____, 199_, (the "Grant Date") a Deferred Stock Award (the "Award"), subject to the terms and conditions hereinafter set forth, with respect to ___ shares of Common Stock, $l.00 par value, of the Corporation ("Stock"). The shares of Stock covered by the Award shall vest in accordance with Section 2.

                  2. Vesting. (a) The Award will vest, if at all, in accordance with Schedule A, attached hereto and made a part of this Agreement. (b) In the event of the termination of Employee's employment with the Corporation (or a Subsidiary or Affiliate thereof) prior to the end of three year measurement period set forth in Schedule A (the "Measurement Period") due to the Employee's death, Disability, Retirement or termination not for Cause (each an "Early Termination") the Award will vest, if at all, on a prorata basis and will be paid to the Employee (or, in the event of the Employee's death, the Employee's designated beneficiary for purposes of the Award, or in the absence of an effective beneficiary designation, the Employee's estate) as soon as practicable after the end of the Measurement Period. The prorata share will be a percentage where the denominator is 36 and the numerator is the number of months from January 1, 1997 through the month of the Early Termination, inclusive.

                  (c) In the event of the termination of Employee's employment with the Corporation (or any Subsidiary or Affiliate thereof) for Cause, or if the Employee terminates his employment with the Corporation (or any Subsidiary or Affiliate thereof) prior to the distribution of any Award hereunder, the Award shall be forfeited in its entirety.


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                  (d) In the event of a Change in Control or Potential Change in
Control of the Corporation, the Award shall vest in accordance with the l988 Plan, or its successor.

                  (e) If prior to the distribution of any Award hereunder, the Employee becomes an employee of a Subsidiary that is not wholly owned, directly or indirectly, by the Corporation, then the Award shall be forfeited in its entirety.

                  (f) If prior to the distribution of any Award hereunder, the Employee takes a leave of absence without reinstatement rights, and unless otherwise agreed in a writing between the Corporation and the Employee, then the Award shall be forfeited in its entirety.

                  3. Payment in Cash. Upon a determination by the Board, an Award may be paid in cash or other consideration in accordance with a formula as adopted by the Board.

                  4. Elective Deferrals. At any time at least 12 months prior to the end of the Measurement Period, the Employee may elect in writing, subject to Board approval, to voluntarily defer the receipt of the Stock for a specified additional period beyond the end of the Measurement Period (the "Elective Deferral Period"). Any Stock deferred pursuant to this Section 4 shall be issued to the Employee within 60 days after the end of the Elective Deferral Period. In the event of the death of the Employee during the Elective Deferral Period, the Stock so deferred shall be issued to the Employee's designated Beneficiary (or to the Employee's estate, in the absence of an effective beneficiary designation) within 60 days after the Corporation receives written notification of death.

                  5. Transfer Restrictions. This Award is non-transferable otherwise than by will or by the laws of descent and distribution, and may not otherwise be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt by the Employee (or the Employee's successor in interest after the Employee's death) to effect any such disposition, or upon the levy of any such process, the Award may immediately become null and void, at the discretion of the Board.

                  6. Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Corporation, (b) shall be governed by the laws of the State of Texas and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Corporation and the Employee. No contract or right of employment shall be implied by this Agreement. In the event Employee does not forward to the Corporation, within the applicable period, required taxes with respect to any Award distributed pursuant to this Agreement, the Corporation may withhold from any payments to be made to the Employee by the Corporation (or any Subsidiary or Affiliate thereof), an amount(s) equal to such taxes.

                  7. Securities Law Requirements. The Corporation shall not be required to issue Stock pursuant to this Award unless and until (a) such shares have been duly listed upon each stock exchange on which the Corporation's Stock is then registered; and (b) a registration statement under the Securities Act of 1933 with respect to such shares is then effective.



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                  The Board may require the Employee to furnish to the
Corporation, prior to the issuance of the Stock in connection with this Award, an agreement, in such form as the Board may from time to time deem appropriate, in which the Employee represents that the shares acquired by him under the Award are being acquired for investment and not with a view to the sale or distribution thereof.

                  8. Incorporation of l988 Plan Provisions. Except as contemplated by Section 2(d), this Agreement is made pursuant to the l988 Plan and is subject to all of the terms and provisions of the l988 Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein (inclusive of Schedule A) shall have the meanings set forth for such terms in the l988 Plan.

IN WITNESS HEREOF, the Employee and the Corporation have executed this Performance Share Grant as of the day and year first above written.

EMPLOYEE                                        AMR CORPORATION



                                                By:
--------------------------------                   ----------------------------
                                                    Charles D. MarLett
                                                    Corporate Secretary



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                                   SCHEDULE A

                                 AMR CORPORATION

                       1997 - 1999 PERFORMANCE SHARE PLAN
                         FOR OFFICERS AND KEY EMPLOYEES


PURPOSE

The purpose of the 1997 - 1999 AMR Corporation Performance Share Plan (Plan) for Officers and Key Employees is to provide greater incentive to officers and key employees of AMR Corporation (AMR or the Corporation), to achieve the highest level of individual performance, and to meet or exceed specified goals which will contribute to the success of the Corporation.

DEFINITIONS

Unless otherwise indicated in the 1988 Plan as amended or the applicable award agreement between the Corporation and the Employee relating to the performance shares, the following definitions will control:

AMR is defined as AMR Corporation.

COMMITTEE is defined as the Compensation/Nominating Committee of the AMR Board of Directors.

ADJUSTED EARNINGS/(LOSS) is defined as the sum of the Corporation's Consolidated earnings/(loss) applicable to common shares, preferred dividends, and American Airlines Inc. (American) aircraft rental expense - net of the Related Tax Impact, less: Calculated Interest on Operating Leases - net of the Related Tax Impact, and Calculated Amortization of Operating Leases - net of the Related Tax Impact.

NET CASH FLOW is defined as the sum of Adjusted Earnings/(Loss), the Corporation's depreciation and amortization expense, Calculated Interest on Operating Leases - net of the Related Tax Impact, Calculated Amortization of Operating Leases, and any accounting adjustments or extraordinary or unusual items (net of the Related Tax Impact) or other non-cash items which may be added or deducted at the discretion of the AMR Incentive Compensation Committee (Committee) and approved by the AMR Board of Directors.

PLAN AVERAGE NET CASH FLOW is defined as the sum of the Net Cash Flow amounts for all of the fiscal years in the measurement period divided by three.




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ADJUSTED GROSS ASSETS is defined as the Corporation's consolidated total assets plus the Capitalized Value of Operating Leases plus Accumulated Depreciation on Equipment and Property plus Accumulated Amortization on Equipment and Property under Capital Leases, minus cash and short-term investments.

CAPITALIZED VALUE OF OPERATING LEASES is defined as the initial present value of the lease payments required under American's aircraft operating leases over the initial stated lease term, calculated using a discount rate of Prime plus one percent.

PRIME is defined as the base rate on Corporate Loans posted by at least 75% of the 30 largest U.S. banks which is published daily in the Wall Street Journal.

CALCULATED INTEREST ON OPERATING LEASES is defined as the interest expense imputed in American's operating leases and is determined by applying the interest rate used in determining the Capitalized Value of Operating Leases to the average obligation balance of such leases (calculated as the remaining obligation balance at the end of the fiscal year plus the remaining obligation balance at the end of the prior fiscal year, divided by two).

CALCULATED AMORTIZATION OF OPERATING LEASES is defined as the amortization expense associated with Capitalized Value of Operating Leases and is determined by the straight line method of amortization over the lease term.

RELATED TAX IMPACT of an adjustment made in determining Adjusted Earnings/(Loss) or Net Cash Flow is defined as the amount of that adjustment multiplied by the Corporation's estimated marginal tax rate for the relevant year, as determined by the Tax Department.

MEASUREMENT PERIOD is defined as the three year period beginning January 1, 1997 and ending December 31, 1999.

AVERAGE ADJUSTED GROSS ASSETS is Adjusted Gross Assets as of December 31 of a given year during the measurement period, plus Adjusted Gross Assets as of December 31 of the prior fiscal year, divided by two.

PLAN AVERAGE ADJUSTED GROSS ASSETS is the sum of Average Adjusted Gross Assets for each of the years during the measurement period divided by three.

CASH FLOW RETURN ON GROSS ASSETS is defined as Plan Average Net Cash Flow divided by Plan Average Adjusted Gross Assets.

COMPARISON AIRLINES shall consist of UAL Corp., Delta Airlines Inc., Southwest Airlines Inc., and USAir Group.

Unless otherwise indicated, the sources for all of the financial data specified above are the applicable Annual Reports on Form 10-K filed by the Corporation.



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ACCUMULATION OF SHARES

The number of shares under the Plan to be distributed to individual participants is based on the applicable award agreement between the Corporation and the Employee and is determined by (i) the Corporation's Cash Flow Return on Gross Assets (CFROGA), and (ii) the Corporation's relative rank among the Comparison Airlines with regard to Cash Flow Return on Gross Assets. The accumulation of shares is specified below:

--------------------------------------------------------------------------------------------------------------
                                     GRANTED SHARES - PERCENT OF TARGET

                                                        AMR'S CFROGA
                ----------------------------------------------------------------------------------------------

     AMR's                      > = 5.70% and       > = 6.80% and      > = 7.90% and
                                          ---                 ---                ---
    Ranking        < 5.70%          < 6.80%            < 7.90%             < 8.60%            > = 8.60%
    -------        -------          -------            -------             -------            ---------
      1st            75%              100%                125%               150%                175%
      2nd            50%               75%                100%               125%                150%
      3rd            25%               50%                75%                100%                125%
      4th             0%               25%                50%                 75%                100%
      5th             0%               0%                  0%                 0%                  0%
-------------------------------------------------------------------------------------------------------------

ADMINISTRATION

The Compensation Committee ("Committee") of the Corporation shall have authority to administer and interpret the Plan, establish administrative rules, approve eligible participants, and take any other action necessary for the proper operation of the Plan. In computing the Cash Flow Return on Assets of the Comparison Airlines, the Committee may include or exclude special or non-recurring items. The amount, if any, of the fund shall be computed by the General Auditor of American based on a certification of CFROGA by American's independent auditors. A summary of awards under the Plan shall be provided to the Board of Directors at the first regular meeting following determination of the awards. The Committee may determine to pay a cash equivalent in lieu of the stock award.

GENERAL

Nothing in the Plan shall be deemed to give any employee the right, contractually or otherwise, to participate in the Plan or in any benefits hereunder, other than the right to receive shares as may have been expressly awarded by the Committee.

In consideration of the employee's privilege to participate in the Plan, the employee agrees not to disclose any trade secrets of, or other confidential/restricted information during his or her employment with the Corporation or any of its Affiliates or after such employment is terminated.

The Board of Directors may amend, suspend, or terminate the Plan at any time.



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